UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AIMEI HEALTH TECHNOLOGY CO., LTD

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On January 21, 2025, Aimei Health Technology Co., Ltd (the “Company”) filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its extraordinary general meeting of shareholders of the Company to be held on February 4, 2025 (the “Extraordinary General Meeting”). On January 30, 2024, the Company filed additional proxy materials to supplement the proxy statement dated January 21, 2025 (as amended, the “EGM Proxy Statement”). On February 4, 2025, the Company filed a Form 8-K with the SEC announcing that the Extraordinary General Meeting will be adjourned until February 5, 2025. The Company is providing this supplement to broadly disseminate that information. This supplement should be read in conjunction with the EGM Proxy Statement filed with the SEC and furnished to shareholders on January 21, 2025 and first amended on January 30, 2025.